As filed with the Securities and Exchange Commission on September 10, 2001
                                                      Registration No. 333-74591

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933*

                                   ----------

                               OMNICOM GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)

          New York                                              13-1514814
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                                437 Madison Ave.
                               New York, NY 10022
              (Address of Registrant's Principal Executive Offices)

                                   ----------

                      Omnicom Group Retirement Savings Plan
                            (Full Title of the Plan)

                                   ----------

                              Barry J. Wagner, Esq.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                                437 Madison Ave.
                               New York, NY 10022
                                 (212) 415-3600
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   ----------

                                   Copies to:
                              Lyle G. Ganske, Esq.
                           Jones, Day, Reavis & Pogue
                                   North Point
                               901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                                 (216) 586-3939

                                   ----------

----------
* This registration statement is filed as Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-74591) pursuant to the procedure described herein.

                                Explanatory Note

            Omnicom Group Inc., a New York corporation (the "Company"), hereby amends its Registration Statement on Form S-8, dated March 17, 1999, File No. 333-74591 (the "Initial Registration"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 1,500,000 shares of common stock of the Company and the indeterminate amount of interests that are issuable by the Company pursuant to the provisions of the Omnicom Group Retirement Savings Plan (formerly known as the Omnicom Group Profit-Sharing Retirement Plan) (the "Plan"). All such shares of common stock were registered in the Initial Registration.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents have been filed by the Company with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

            o The Company's Annual Report on Form 10-K for the year ended December 31, 2000, including all material incorporated by reference therein;

            o The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, including all material incorporated by reference therein;

            o The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, including all material incorporated by reference therein; and

            o The description of the Company's common stock contained in the Registration Statement on Form S-3 filed with the Commission on February 12, 2001, including any subsequently filed amendments and reports updating such description.

            All documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

            The consolidated financial statements and financial statement schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 have been incorporated herein by reference in reliance on the reports, also incorporated herein by reference, of Arthur Andersen LLP, independent certified public accountants, given on their authority as experts in auditing and accounting.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            The Company's certificate of incorporation contains a provision limiting the liability of directors to acts or omissions determined by a judgment or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The Company's bylaws provide that an officer or director will be indemnified against any costs or liabilities, including attorney's fees and amounts paid in settlement with the Company's consent in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

            Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise that any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful.

            Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action or a pending action that is settled or otherwise disposed of or (2) any claim, issue or matter for which the person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that the person is fairly and reasonably entitled to indemnity for that portion of the settlement and expenses as the court deems proper.

            Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such Section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.


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

            The Company has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Company also maintains and pays premiums for directors' and officers' liability insurance policies.

            Section 8.2 of the Plan provides that the duties, powers and responsibilities reserved to the Administrative Committee appointed to administer the Plan (the "Committee") may be allocated to persons other than the members of the Committee. Section 8.13 of the Plan provides that the Company will indemnify, to the extent permitted by law, each individual who is an officer, director or Employee of the Company who is designated to perform fiduciary duties or to exercise fiduciary authority with respect to the Plan against all loss and/or expense arising out of their alleged or actual breach of such duties, authority or responsibility unless such individual did not act in good faith in a manner reasonably believed to be in (or not opposed to) the best interests of the Plan or had reasonable cause to believe his conduct was unlawful.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

Exhibit Number    Description
--------------    -----------

4.1               Omnicom Group Retirement Savings Plan (Amended and Restated).

4.2               Omnicom Group Retirement Savings Plan Trust.

23.1              Consent of Arthur Andersen LLP.

24                Power of Attorney (included on Signature Page of Initial
                  Registration).

            The Company has caused or will cause the Plan and any amendment thereto to be submitted to the Internal Revenue Service ("IRS") in a timely manner and has caused or will cause to be made all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) to include any material information with respect
            to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [Signatures on following page]

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on September 6, 2001.

                                      OMNICOM GROUP INC.

                                      By: /s/ John Wren
                                          --------------------------------------
                                          John D. Wren
                                          President, Chief Executive Officer and
                                          Director

Date: September 6, 2001               By: /s/ John Wren
                                          --------------------------------------
                                          John D. Wren
                                          President, Chief Executive Officer and
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Randall J. Weisenburger
                                          Chief Financial Officer

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Philip J. Angelastro
                                          Controller

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Bernard Brochand
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Richard J. Callander
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          James A. Cannon
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Leonard S. Coleman, Jr.
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Bruce Crawford
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Susan S. Denison
                                          Director


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

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          John R. Murphy
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          John R. Purcell
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Keith L. Reinhard
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Allen Rosenshine
                                          Director

Date: September 6, 2001               By:                   *
                                          --------------------------------------
                                          Gary L. Roubos
                                          Director

Date: September 6, 2001              *By: /s/ Barry J. Wagner
                                          --------------------------------------
                                          Barry J. Wagner
                                          Attorney-in-fact

            Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on September 6, 2001.

                                      Omnicom Group Retirement Savings Plan

                                      By: /s/ Leslie Chiocco
                                          -----------------------------------
                                          Name:  Leslie Chiocco
                                          Title: Authorized Signatory for the
                                                 Administrative Committee


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

                                  EXHIBIT INDEX

Exhibit
Number            Description of Document
------            -----------------------

4.1               Omnicom Group Retirement Savings Plan (Amended and Restated).

4.2               Omnicom Group Retirement Savings Plan Trust.

23.1              Consent of Arthur Andersen LLP.

24                Power of Attorney (included on Signature Page of Initial
                  Registration).


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